Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3, Amendment No. 1, of our report dated April 12, 2023, relating to the consolidated financial statements as of and for the year ended December 31, 2022, appearing in Oncocyte Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
October 18, 2024